UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

 Information Statement Pursuant To Section 14(c) of the Securities Exchange Act
                            of 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ] Preliminary information statement        [  ] Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))

[x] Definitive information statement


                               GULF POWER COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

            (NOTICE OF 2001 ANNUAL MEETING & INFORMATION STATEMENT)

                               (GULF POWER LOGO)

                          (TRAVIS J. BOWDEN LETTRHEAD)

                                                                  April 27, 2001

Dear Shareholder:

     You are cordially invited to attend our 2001 Annual Meeting of Shareholders at 8:00 a.m., Central Time, on May 22, 2001 at the Company's Auditorium, 500 Bayfront Parkway, Pensacola, Florida.

     At the meeting we will elect our board of directors and vote on a proposal to amend our by-laws.

                                           Sincerely yours,

                                           /s/ TRAVIS J. BOWDEN

                                           Travis J. Bowden
                                           President and Chief Executive Officer

                               GULF POWER COMPANY

                               PENSACOLA, FLORIDA

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Gulf Power Company will be held at the Company's Auditorium, 500 Bayfront Parkway, Pensacola, Florida on May 22, 2001 at 8:00 a.m., Central Time, to consider and act on the following items, as more fully described in the attached information statement:

     ITEM 1: To elect seven members of the board of directors; and

     ITEM 2: To amend the Company's by-laws to allow the board of directors to fill vacancies on the board under any circumstance; and

     to transact any other business that may properly come before said meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

     The Information Statement and the Annual Report are included in this mailing.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Warren E. Tate
                                          Secretary and Treasurer

Pensacola, Florida
April 27, 2001

                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----

General Information.........................................    1

Item No. 1 -- Election of Directors.........................    2

Item No. 2 -- Amendment of By-laws..........................    3

Corporate Governance........................................    4

Audit Committee Report......................................    6

Compensation and Management Succession Committee Report.....    7

Compensation Committee Interlocks and Insider
  Participation.............................................    9

Certain Relationships and Related Transactions..............    9

Executive Compensation Information..........................   10

Stock Ownership Table.......................................   14

Appendix A -- Southern Company's Audit Committee Charter....  A-1

Appendix B -- Gulf Power Company's Audit Committee
  Charter...................................................  B-1

                               GULF POWER COMPANY

                              INFORMATION STATEMENT

                               GENERAL INFORMATION

     This Information Statement is furnished by Gulf Power Company (the "Company") in connection with the 2001 Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held at 8:00 a.m., Central Time, on May 22, 2001, at the Company's Auditorium, 500 Bayfront Parkway, Pensacola, Florida. This Information Statement is initially being provided to shareholders on or about April 27, 2001.

     At the meeting, we will elect seven members to the board of directors, vote on a proposal to amend the Company's by-laws and transact any other business that may properly come before the meeting. We are not aware of any other matters to be presented at the meeting; however, the holder of the Company's common stock will be entitled to vote on any other matters properly presented.

     All shareholders of record on the record date of April 16, 2001 are entitled to notice of and to vote at the meeting. On that date, there were 992,717 common shares outstanding and entitled to vote, all of which are held by The Southern Company. There were also 42,361 shares of preferred stock and no shares of Class A preferred stock outstanding on that date. With respect to the election of directors and the proposal to amend the Company's by-laws, all of the outstanding shares of preferred stock and Class A preferred stock are entitled to vote as a single class with the Company's common stock. Each common share counts as one vote. Each share of outstanding preferred stock counts as one vote and each share of outstanding Class A preferred stock counts as one-quarter vote. Neither the Company's charter nor by-laws provides for cumulative voting rights.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       ITEM NO. 1 -- ELECTION OF DIRECTORS

     A board of seven directors is to be elected at the annual meeting, each director to hold office until the next annual meeting of shareholders and until the election and qualification of a successor. If any named nominee becomes unavailable for election, the board may substitute another nominee.

     Below is information concerning the nominees for director stating, among other things, their names, ages, positions and offices held, and brief descriptions of their business experience.

TRAVIS J. BOWDEN -- Director since 1994

     Mr. Bowden, 62, is President and Chief Executive Officer of the Company and has served in these positions since 1994.

C. LEDON ANCHORS -- New Nominee

     Mr. Anchors, 61, is an attorney and is President and director of Anchors, Foster, McInnis & Keefe, Attorneys at Law, Fort Walton Beach, Florida. He is Chairman of Regions Bank of Okaloosa County.

FRED C. DONOVAN, SR. -- Director since 1991

     Mr. Donovan, 60, is Chairman and Chief Executive Officer of
Baskerville-Donovan, Inc. (an architectural and engineering firm), Pensacola, Florida.

H. ALLEN FRANKLIN -- Director since 1999

     Mr. Franklin, 56, is Chairman, President and Chief Executive Officer of Southern Company. He previously served as President and Chief Operating Officer of Southern Company from 1999 to March 2001 and President and Chief Executive Officer from March 1 to April 1 when he assumed his current position. He served as President and Chief Executive Officer of Georgia Power Company from 1994 to 1999. He is a director of Alabama Power Company and Georgia Power Company. He is also a director of SouthTrust Corporation.

W. DECK HULL, JR. -- Director since 1983

     Mr. Hull, 69, has been President and director of Hull Company, Panama City, Florida since 1997. He previously served as Vice Chairman of SunTrust Bank, West Florida, Panama City, Florida from 1993 to 1997.

JOSEPH K. TANNEHILL -- Director since 1985

     Mr. Tannehill, 68, is Chairman of Tannehill International Industries, Inc., Lynn Haven, Florida. He is also Chairman of Merrick Industries, Inc. and Merrick Environmental Technology, Inc., Lynn Haven, Florida. He is a director of Regions Bank of North Florida, Panama City, Florida. Mr. Tannehill has been on a leave of absence from the Company's board of directors since September 1, 2000. This leave is expected to continue until December 1, 2001.

BARBARA H. THAMES -- Director since 1997

     Ms. Thames, 60, served as Chief Operating Officer of West Florida Regional Medical Center, Pensacola, Florida (a for-profit healthcare corporation) from 1999 until her retirement on April 1, 2001. She previously served as Vice President of Patient Care Services from 1998 to 1999. She also served as Chief Executive Officer of Santa Rosa Medical Center, Milton, Florida (a for-profit healthcare corporation) from 1991 to 1998.

     Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

     A plurality of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the election of directors. Southern Company, as owner of all of the Company's outstanding common stock, will vote for all of the nominees above.

                       ITEM NO. 2 -- AMENDMENT OF BY-LAWS

     The board of directors approved an amendment to the Company's by-laws, subject to shareholder approval. The amendment will allow the board of directors to fill vacancies on the board under any circumstance, including vacancies arising from the election of fewer directors than the total number fixed.

     A majority of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the approval of the amendment to the by-laws. Southern Company, as owner of all of the shares of the Company's outstanding common stock, will vote for the amendment.

                              CORPORATE GOVERNANCE

HOW IS THE COMPANY ORGANIZED?

     The Company is managed by a core group of officers and governed by a board of directors that currently consists of six members. The nominees for election as directors consist of five non-employees, one executive officer of the Company and one executive officer of Southern Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?

     - Standard Arrangements. The following compensation was paid to the Company's directors during 2000 for service as a member of the board of directors and any board committee(s), except that employee directors received no fees or compensation for service as a member of the board of directors or any board committee. At the election of the director, all or a portion of the cash retainer may be payable in Southern Company common stock, and all or a portion of the total fees may be deferred under the Deferred Compensation Plan until membership on the board is terminated.

      Cash Retainer Fee......................  $10,000
      Stock Retainer Fee.....................  200 shares of Southern Company common stock
      Meeting Fee............................  $750 for each board or committee meeting attended


     Effective January 1, 1997, the Outside Directors Pension Plan (the "Plan") was terminated for future participants and benefits payable under the Plan were frozen. Non-employee directors serving as of January 1, 1997 were given a one-time election to receive a Plan benefit buy-out equal to the actuarial present value of future Plan benefits or receive benefits under the terms of the Plan at the annual retainer rate in effect on December 31, 1996. Directors who elected to receive the benefit buy-out were required to defer receipt of that amount under the Deferred Compensation Plan until termination from board membership. Directors who elected to continue to participate under the terms of the Plan are entitled to benefits upon retirement from the board on the retirement date designated in the Company's by-laws. The annual benefit payable is based upon length of service and varies from 75 percent of the annual retainer in effect on December 31, 1996 if the participant has at least 60 months of service on the Company's board or the board of one or more of the Company's affiliates, to 100 percent if the participant has at least 120 months of such service. Payments will continue for the greater of the lifetime of the participant or 10 years.

     - Other Arrangements. No director received other compensation for services as a director during the year ending December 31, 2000 in addition to or in lieu of that specified by the standard arrangements specified above.

                             COMMITTEES OF THE BOARD

AUDIT COMMITTEE:

     - Members are Mr. Hull, Chairman; Mr. Donovan; Mr. Tannehill (inactive); and Ms. Thames

     - Met three times in 2000

     - Reviews the Company's financial reporting and accounting practices and oversees the internal accounting, compliance and control systems

     Southern Company's Audit Committee reviews the independent public accountants' reports on the Company's financial statements and discusses significant changes in accounting principles and practices, significant proposed adjustments and any unresolved disagreements with management concerning accounting or disclosure matters with management and the independent public accountants. It also recommends appointment of the independent public accountants and reviews their services and fees and the scope and timing of audits. It also is responsible for recommending the filing of the Company's annual financial statements with the Securities and Exchange Commission.

     Upon recommendation of Southern Company's Audit Committee, Southern Company's board of directors has selected Arthur Andersen LLP as the Company's independent public accountants for 2001. No representative of Arthur Andersen LLP is expected to be present at the meeting unless prior to the day of the meeting, the Company's Secretary has received written notice from a shareholder addressed to the Secretary at Gulf Power Company, 500 Bayfront Parkway, Pensacola, Florida 32520, that such shareholder will attend the meeting and wishes to ask questions of a representative of Arthur Andersen LLP.

COMPENSATION COMMITTEE:

     - Members are Ms. Thames, Interim Chairman; Mr. Bowden, ex-officio member; Mr. Donovan; Mr. Hull; and Mr. Tannehill (inactive)

     - Met two times in 2000

     - Oversees the administration of the Company's compensation arrangements

     Southern Company's Compensation and Management Succession Committee approves the corporate performance goals used to determine incentive compensation and establishes the mechanism for setting compensation levels for the Company's executive officers. It also administers executive compensation plans and reviews management succession plans.

--------------------------------------------------------------------------------

     The board of directors met four times in 2000. Average director attendance at all board and committee meetings was approximately 91 percent. No director, other than Mr. Franklin, attended less than 75 percent of applicable meetings.

                             AUDIT COMMITTEE REPORT

WHAT IS THE AUDIT COMMITTEE'S PHILOSOPHY?

     The Audit Committee of Southern Company (the "Committee") oversees the Company's financial reporting process on behalf of the board of directors of each of the Company and Southern Company. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements of the Company in the Annual Report with management. The Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The independent public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee reviewed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Committee has also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining their independence.

     The Committee discussed the overall scopes and plans with the Company's internal auditors and independent public accountants for their respective audits. The Committee meets with the internal auditors and independent public accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors of Southern Company (and the board approved) that the audited financial statements be included in the Company's Annual Report for the year ended December 31, 2000 and filed with the Securities and Exchange Commission. The Committee also recommended to the board of directors of Southern Company (and the board approved) the selection of the Company's independent public accountants.

Members of the Committee:

     L. G. Hardman III, Chair
     Dorrit J. Bern
     Bruce S. Gordon
     Zack T. Pate
     Gerald J. St. Pe

PRINCIPAL PUBLIC ACCOUNTING FIRM FEES

     The following represents the fees billed to the Company for the last fiscal year by Arthur Andersen LLP -- the Company's principal public accountant:

Audit Fees..................................................  $194,000
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees..............................................        --
                                                              --------
          Total.............................................  $194,000
                                                              ========

            COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

WHAT IS THE EXECUTIVE COMPENSATION PHILOSOPHY?

     Southern Company's Compensation and Management Succession Committee's intent is to provide a competitive compensation program that is linked directly to Southern Company's and the Company's strategic business objectives and their short- and long-term operating performance. With the objective of maximizing Southern Company's stockholder value over time, this policy serves to align the interests of executives and Southern Company's stockholders.

WHAT COMPRISES TOTAL EXECUTIVE COMPENSATION?

     - Base pay,

     - Short-term incentives (annual performance bonuses), and

     - Long-term incentives.

TOTAL EXECUTIVE COMPENSATION

     Total executive compensation targets are set at the size-adjusted median of the marketplace. The marketplace is defined as a group of large companies in the electric and gas utility industries. Twenty of these companies are included in the 26 companies that comprise the Standard & Poor's Electric Utility Index.

BASE PAY

     A range for base pay is determined for each executive by comparing the base pay at the appropriate peer group of companies described previously. Base pay is set at a level that is at or below the size-adjusted median paid at those companies because of Southern Company's emphasis on incentive compensation in its executive compensation program.

ANNUAL PERFORMANCE BONUSES

     Annual bonuses are paid through the Performance Pay Plan. All named executive officers participated in this plan in 2000.

PERFORMANCE GOALS

     The annual performance bonuses are based on the attainment of corporate goals that we set at the beginning of the year.

     We believe that accomplishing the corporate goals is essential for the Company's continued success and sustained financial performance. For 2000, the corporate performance goals included specific targets for:

     - Southern Company earnings -- earnings per share of Southern Company from operations ("EPS") and

     - The Company's income and return on equity ("ROE").

     The Committee established short-term corporate goals under the Performance Pay Plan related to cost control, cash flow, customer value, power plant availability and diversity. The degree of achievement of the short-term goals can affect the bonus payments positively or negatively.

     A target performance level is set for each goal. Performance above or below the targets results in proportionately higher or lower bonus payments. A percentage of base pay is set for each executive officer based on his or her position level for target-level performance. For all executive officers, bonuses may range from 50 percent of the target to 200 percent based on the degree of achievement of goals. No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if Southern Company's current earnings are not sufficient to fund the common stock dividend at the same level as the prior year.

ANNUAL BONUS PAYMENTS

     Performance met or exceeded the target levels in all areas in 2000, resulting in bonuses that exceeded the target levels.

     Mr. Bowden's annual performance bonus under the Performance Pay Plan for target-level performance was 60% of his base pay. His bonus paid for 2000 performance was based 30% on the degree of achievement of the Southern Company EPS goal and 70% on the degree of achievement of the Company's net income and ROE goal. Performance for both goals exceeded the target, resulting in a bonus payment to Mr. Bowden that exceeded the target.

LONG-TERM INCENTIVES

     We based a significant portion of our total compensation program on long-term incentive compensation. Long-term incentive vehicles are stock options and performance dividend equivalents. Executives are granted options with ten-year terms to purchase Southern Company common stock at the market price on the date of the grant. The estimated annualized value represented approximately 20 percent of the total compensation for the executives. The size of prior grants and the number of options outstanding were not considered in determining the size of the grants made in 2000. These options vest over a three-year period.

     Executives also are paid performance-based dividend equivalents on stock options granted after 1996 and held at the end of the year. Dividend equivalents can range from 25 percent of the common stock dividend rate if total shareholder return, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend rate if total shareholder return reaches the 90th percentile. For stock options held on December 31, 2000, the executives received $.90 per share.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Internal Revenue Code and that has been approved by shareholders. Southern Company has obtained shareholder approval for its incentive plans for those executives whose compensation is subject to the Section 162(m) limitations. However, the policy is to maximize long-term stockholder value, and tax deductibility is only one factor considered in setting compensation.

SUMMARY

     We believe that the policies and programs described in this report link pay and performance and serve the best interest of Southern Company stockholders. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to attract, retain and motivate talented executives.

Members of the Committee:

     G. J. St. Pe, Chair
     L. G. Hardman III

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Management Succession Committee is made up of non-employee directors who have never served as executive officers of Southern Company or the Company. During 2000, none of Southern Company's or the Company's executive officers served on the board of directors of any entities whose directors or officers serve on Southern Company's Compensation and Management Succession Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2000, the Company paid to Merrick Industries, Inc. and Merrick Environmental Technology, Inc. $311,975 for coal handling equipment and pollution control equipment. During 2000, Mr. Tannehill was Chairman and Chief Executive Officer of both companies.

                       EXECUTIVE COMPENSATION INFORMATION

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has adopted Southern Company's Change in Control Plan, which is applicable to certain of its officers, and has entered into individual change in control agreements with Mr. Bowden. If an executive is involuntarily terminated, other than for cause, within two years following a change in control of Southern Company or the Company, the agreements provide for:

      - lump sum payment of two or three times annual compensation,

      - up to five years' coverage under group health and life insurance plans,

      - immediate vesting of all stock options, stock appreciation rights and restricted stock previously granted,

      - payment of any accrued long-term and short-term bonuses and dividend equivalents and

      - payment of any excise tax liability incurred as a result of payments made under any individual agreements.

     A Southern Company change in control is defined under the agreements as:

      - acquisition of at least 20 percent of Southern Company's stock,

      - a change in the majority of the members of Southern Company's board of directors,

      - a merger or other business combination that results in Southern Company's shareholders immediately before the merger owning less than 65 percent of the voting power after the merger or

      - a sale of substantially all the assets of Southern Company.

     A change in control of the Company is defined under the agreements as:

      - acquisition of at least 50 percent of the Company's stock,

      - a merger or other business combination unless Southern Company controls the surviving entity or

      - a sale of substantially all of the assets of the Company.

     Southern Company also has amended its short- and long-term incentive plans to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plans are not continued or replaced with comparable plans.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the Chief Executive Officer and the other five most highly compensated executive officers of the Company serving during 2000.

                                                                                                   LONG-TERM COMPENSATION
                                                                                            -------------------------------------
                                                                                            NUMBER OF

                                                         ANNUAL COMPENSATION                SECURITIES     LONG-
                                             --------------------------------------------   UNDERLYING     TERM
                                                                             OTHER ANNUAL     STOCK      INCENTIVE    ALL OTHER
NAME AND OTHER PRINCIPAL                                                     COMPENSATION    OPTIONS      PAYOUTS    COMPENSATION
POSITION                                     YEAR   SALARY ($)   BONUS ($)      ($)(1)       (SHARES)     ($)(2)        ($)(3)
------------------------                     ----   ----------   ---------   ------------   ----------   ---------   ------------
TRAVIS J. BOWDEN...........................  2000    346,235      277,652       11,876        29,992           --       23,166
  President,                                 1999    332,482       40,229       10,199        14,514      251,300       18,171
  Chief Executive Officer, Director          1998    329,280       35,121        3,839        13,583      218,175       18,068
ARLAN E. SCARBROUGH(4).....................  2000    125,529      186,819        4,471        18,309           --        6,735
  Vice President                             1999    199,142       14,839        6,557         7,181      111,258       10,641
                                             1998    196,661       18,071        3,253         6,721       96,594       10,218
JOHN E. HODGES, JR.........................  2000    204,503      127,580        3,616        17,744           --       10,830
  Vice President                             1999    194,832       14,518        8,556         7,026      111,258       10,470
                                             1998    192,765       17,680          915         6,575       96,594       10,014
FRANCIS M. FISHER, JR......................  2000    186,765      123,623        3,829        14,179           --       11,109
  Vice President                             1999    177,934       13,259        6,508         6,417      111,258        9,558
                                             1998    175,719       16,147          240         6,005       96,594        9,329
ROBERT G. MOORE............................  2000    169,659      145,141        6,755        12,880           --       11,383
  Vice President                             1999    161,641       22,981       13,949         5,829       97,722        8,569
                                             1998    159,332       18,626          525         4,881       72,767        8,325
WARREN E. TATE(5)..........................  2000    150,781       79,733        2,444         7,748           --        7,876
  Secretary/Treasurer,                       1999         --           --           --            --           --           --
  Regional Chief                             1998         --           --           --            --           --           --
  Information Officer

---------------

(1) Tax reimbursement by the Company and certain personal benefits.
(2) Payouts made in 1999 and 2000 for the four-year performance periods ending December 31, 1998 and 1999, respectively.

(3) Company contributions to the Employee Savings Plan (ESP), Employee Stock Ownership Plan (ESOP), non-pension related accruals under the Supplemental Benefit Plan (SBP) (an Employee Retirement Income Security Act excess plan under which accruals are made to offset Internal Revenue Code imposed limitations under the ESP and ESOP) and tax sharing benefits paid to participants who elected receipt of dividends on Southern Company's common stock held in the ESP are as follows:

                                                                          ESP TAX SHARING
NAME                                         ESP     ESOP     SBP            BENEFITS
----                                        ------   ----   -------   -----------------------
Travis J. Bowden..........................  $6,853   $810   $10,989           $4,514
Arlan E. Scarbrough.......................   2,552   810      3,373               --
John E. Hodges, Jr........................   6,710   810      3,310               --
Francis M. Fisher, Jr.....................   6,341   810      2,777            1,181
Robert G. Moore...........................   6,801   810      1,346            2,426
Warren E. Tate............................   6,353   810        713               --

(4) Mr. Scarbrough retired effective July 1, 2000.
(5) Mr. Tate became an executive officer in July 2000.

                          STOCK OPTION GRANTS IN 2000

     The following table sets forth all stock option grants to the named executive officers of the Company during the year ending December 31, 2000.

                                                         % OF TOTAL
                                                          OPTIONS
                                   # OF SECURITIES       GRANTED TO     EXERCISE OR                GRANT DATE
                                  UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
NAME                                  GRANTED(1)       FISCAL YEAR(2)    ($/SH)(1)     DATE(1)     VALUE($)(3)
----                              ------------------   --------------   -----------   ----------   -----------
Travis J. Bowden................        29,992              0.4            23.25      09/01/2008     172,754
Arlan E. Scarbrough.............        18,309              0.3            23.25      07/01/2005     105,460
John E. Hodges, Jr..............        17,744              0.3            23.25      02/18/2010     102,205
Francis M. Fisher, Jr...........        14,179              0.2            23.25      02/18/2010      81,671
Robert G. Moore.................        12,880              0.2            23.25      02/18/2010      74,189
Warren E. Tate..................         7,748              0.1            23.25      02/18/2010      44,628

---------------

(1) Performance Stock Plan grants were made on February 18, 2000 and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability or their normal expiration date if earlier. The exercise price is the average of the high and low fair market value of Southern Company's common stock on the date granted. Options may be transferred to family members, family trusts and family limited partnerships.

(2) A total of 6,977,038 stock options were granted in 2000.
(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of Southern Company common stock at a future date. Significant assumptions are shown below:

                                                                                        DISCOUNT FOR
                                                                                      FORFEITURE RISK
                                                                                    --------------------
                                                RISK-FREE       DIVIDEND            BEFORE      BEFORE
                                 VOLATILITY   RATE OF RETURN   OPPORTUNITY   TERM   VESTING   EXPIRATION
                                 ----------   --------------   -----------   ----   -------   ----------
Black-Scholes Assumptions......    22.14%          6.52%           50%        10     7.79%      12.40%

---------------

These assumptions reflect the effects of cash dividend equivalents paid to participants under Southern Company's Performance Dividend Plan assuming targets are met.

      AGGREGATED STOCK OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised during the year ending December 31, 2000 by the named executive officers and the value of unexercised options held by them as of December 31, 2000.

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT              AT FISCAL YEAR-END
                                 SHARES          VALUE           FISCAL YEAR-END (#)               ($)(1)
                              ACQUIRED ON       REALIZED      -------------------------   -------------------------
NAME                          EXERCISE (#)       ($)(2)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          ------------   --------------   -------------------------   -------------------------
Travis J. Bowden............         --              --             37,768/44,196               328,257/392,786
Arlan E. Scarbrough.........     43,785         445,822                       0/0                           0/0
John E. Hodges, Jr..........         --              --             33,797/24,620               352,682/222,396
Francis M. Fisher, Jr.......         --              --             15,837/20,459               150,048/182,849
Robert G. Moore.............      8,268          81,739              9,938/18,393                90,121/164,905
Warren E. Tate..............      8,103          62,363              8,218/11,570                77,598/102,468

---------------

(1) This column represents the excess of the fair market value of Southern Company common stock of $33.25 per share, as of December 31, 2000, above the exercise price of the options. The Exercisable column reports the "value" of options that are vested and therefore could be exercised. The

    Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2000.

(2) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

                  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     The following table sets forth the estimated annual pension benefits payable at normal retirement age under Southern Company's qualified Pension Plan, as well as supplemental benefits, based on the stated compensation and years of service with the Southern Company system for the named executive officers at the Company. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation -- base salary plus the excess of annual and long-term incentive compensation over 15 percent of base salary (reported under columns titled "Salary", "Bonus" and "Long-Term Incentive Payouts" in the Summary Compensation Table on page 11).

     The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of the Social Security offset which would apply in most cases.

                                                      YEARS OF ACCREDITED SERVICE
                                   -----------------------------------------------------------------
          REMUNERATION                15         20         25         30         35          40
          ------------             --------   --------   --------   --------   --------   ----------
$ 100,000........................  $ 25,500   $ 34,000   $ 42,500   $ 51,000   $ 59,500   $   68,000
  300,000........................    76,500    102,000    127,500    153,000    178,500      204,000
  500,000........................   127,500    170,000    212,500    255,000    297,500      340,000
  700,000........................   178,500    238,000    297,500    357,000    416,500      476,000
  900,000........................   229,500    306,000    382,500    459,000    535,500      612,000
 1,100,000.......................   280,500    374,000    467,500    561,000    654,500      748,000
 1,300,000.......................   331,500    442,000    552,500    663,000    773,500      884,000
 1,500,000.......................   382,500    510,000    637,500    765,000    892,500    1,020,000

     Listed below are the applicable compensation levels and years of accredited service as of December 31, 2000 for the named executive officers.

                                                              COMPENSATION      ACCREDITED
NAME                                                             LEVEL       YEARS OF SERVICE
----                                                          ------------   ----------------
Travis J. Bowden(1).........................................    $558,396            34
John E. Hodges, Jr..........................................     289,660            34
Francis M. Fisher, Jr.......................................     272,916            29
Robert G. Moore.............................................     253,000            27
Warren E. Tate..............................................     191,048            35

---------------

(1) The number of accredited years of service includes 10 years credited to Mr. Bowden pursuant to a supplemental pension agreement.

                              STOCK OWNERSHIP TABLE

     Section 16(a) Beneficial Ownership Reporting Compliance: Mr. Franklin filed amended reports (one report for the grant by Southern Company of restricted stock units under a deferred compensation agreement and three reports for the reinvestment of dividends on that grant) with the Securities and Exchange Commission for transactions in Southern Company common stock.

     Southern Company is the beneficial owner of 100% of the outstanding common stock of the Company. The following table shows the number of shares of Southern Company common stock owned by directors, nominees and executive officers as of December 31, 2000. It is based on information furnished by the directors, nominees and executive officers. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of Southern Company common stock outstanding on December 31, 2000.

                                                                       NUMBER OF

                                                                          SHARES
                                                                    BENEFICIALLY

NAME OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS            OWNED(1)(2)
--------------------------------------------------            ------------
C. LeDon Anchors............................................          0
Travis J. Bowden............................................     76,123
Fred C. Donovan, Sr. .......................................        994
H. Allen Franklin...........................................    298,828
W. Deck Hull, Jr. ..........................................      1,176
Joseph K. Tannehill.........................................      1,125
Barbara H. Thames...........................................        465
Francis M. Fisher, Jr. .....................................     23,982
John E. Hodges, Jr. ........................................     65,002
Robert G. Moore.............................................     27,006
Warren E. Tate..............................................     25,167
The directors, nominees and executive officers as a group...    531,424

---------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Includes shares of Southern Company common stock that certain executive officers have the right to acquire within 60 days as follows: Mr. Bowden, 47,766 shares; Mr. Fisher, 20,564 shares; Mr. Hodges, 39,712 shares; Mr. Moore, 14,232 shares; and Mr. Tate, 10,801 shares.

                                                                      APPENDIX A

                                SOUTHERN COMPANY

                             AUDIT COMMITTEE CHARTER

     This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Southern Company Audit Committee (the "Committee") as approved by the Southern Company Board of Directors.

COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee will be comprised of at least three independent directors, each of whom will have a basic understanding of financial statements and at least one of whom will have prior accounting and related financial management expertise. Such requirements, for independence and financial literacy, are interpreted by the Board of Directors in its best business judgment in accordance with the rules of the Securities and Exchange Commission
(SEC) and the New York Stock Exchange.

PURPOSE OF THE AUDIT COMMITTEE

     The purpose of the Audit Committee is to provide, on behalf of the Southern Company Board of Directors, oversight of:

     - The Southern Company's accounting and financial reporting practices and policies and internal audit activities and procedures, including the assessment of the adequacy of internal accounting, compliance and controls systems.

     - The Southern Company's financial statements and the independent audit thereof, including quarterly and annual reporting. This includes financial information for all Southern Company first-tier, consolidated subsidiaries.

     - The independent public accountants, including their selection or nomination for Board of Directors, their performance evaluation and, where appropriate, their replacement.

     - The independence of the external public accountants through evaluation and discussion of their annual written "Statement as to Independence" and consideration of non-audit services provided.

AUTHORITY OF THE AUDIT COMMITTEE

     The Committee reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Southern Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

MEETING REQUIREMENTS

     The Audit Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports from and discuss the quarterly and annual financial statements, including disclosures and other related information. The Audit Committee shall meet separately, at least annually, with the Director of Internal Auditing, the Compliance Officer, and the external auditor to discuss matters that the Audit Committee or any of these persons believe should be discussed privately. Meetings of the Audit Committee may utilize conference call, Internet or other similar electronic communication technology.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

1. Financial Reporting and Accounting Practices

   The oversight responsibility of the Audit Committee in the area of financial reporting and accounting practices is to provide reasonable assurances that financial disclosures made by management accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis, as well as on a separate company basis for each first-tier, consolidated subsidiary that has publicly traded securities. To accomplish this, the Committee will:

   - Provide oversight of the external audit coverage, including:

     Annual nomination or selection of independent public accountants.

     Evaluation of the independent public accountants' performance.

     Evaluation of policies covering when or whether to engage the independent public accountants to provide non-audit services.

     Review of the independent public accountants' quarterly and annual work plans, results of the audit engagements and proposed and actual fees for services rendered. This includes audit and non-audit work plans and fees.

     Coordination with the Internal Auditing and Accounting functions.

     Assessment of the external auditors' annual "Statement as to Independence."

   - Review and discuss the quarterly and annual consolidated earnings announcements with management.

   - Review and discuss with management and the independent public accountants the quarterly and annual financial statements and recommend them for filing with the SEC. The financial statements include the Southern Company consolidated financial statements as well as the separate financial statements for all first-tier, consolidated subsidiaries with publicly traded securities. The review and discussion includes:

     Significant accounting policies and policy decisions.

     Significant judgments and estimates made by management.

     Significant reporting or operational issues identified during the reporting period, including how they were resolved.

     Issues on which management sought second accounting opinions.

     Adjustments to the financial statements proposed by the external auditors.

     Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC or other regulatory agency.

   - Review the letters of management representation given to the independent public accountants in connection with the audits of the annual financial statements.

2. Internal Control

   The responsibility of the Audit Committee in the area of internal control in addition to the actions described in section (1) is to:

   - Provide oversight of the internal audit functions by:

     Reviewing audit plans, budgets and staffing levels.

     Reviewing audit results.

     Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

   - Assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect fraud or weaknesses in internal controls.

   - Assess management's response to any reported weaknesses or compliance deficiencies.

   - Provide oversight of the Company's Compliance and Ethics Programs by:

     Reviewing the plans and activities of the Company's Corporate Compliance Officer.

     Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

     Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

     Reviewing significant cases of employee conflict of interest, unethical or illegal conduct.

   - Review the quality assurance practices of the internal auditing function and the independent public accountants.

   - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

   - Review different aspects of the Company's business on a planned basis to ensure a general understanding of the significant operations and functional areas and to assess the impact of these operations and functional areas on the internal control environment.

3. Other

   - Report Committee activities and findings to the Board of Directors on a regular basis.

   - Report Committee activities in the Company's annual proxy statement to shareholders.

   - Review this charter at least annually and recommend appropriate changes.

                                                                      APPENDIX B

                       GULF POWER COMPANY AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                     CHARTER

                 ---------------------------------------------

     The charter identifies the purpose, authority, meeting requirements and responsibilities of the Gulf Power Company Audit Committee (the "Committee") as approved by the Gulf Power Company Board of Directors.

PURPOSE

     The purpose of the Committee is to provide, on behalf of the Gulf Power Company Board of Directors:

     - Oversight of the adequacy of the Company's internal accounting, compliance, and control systems.

     - Oversight of the Company's internal auditing activities and procedures.

     - Review of the Company's financial reporting and accounting practices.

AUTHORITY

     The Committee, which is composed of a minimum of three outside directors, reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

MEETING REQUIREMENTS

     The Committee shall meet at least annually or more often if warranted to receive reports from management, internal audit, and the independent public accountants. The Committee shall also meet separately, at least annually, with the Director of Internal Auditing, the Compliance Officer, and the independent public accountants to discuss matters that the Committee or any of these persons believe should be discussed privately. Meetings of the Committee may utilize conference call, Internet or other similar electronic communication technology.

RESPONSIBILITIES

1. Financial Reporting and Accounting Practices

     Oversight of the Company's financial reporting process and quarterly and annual reporting to the Securities and Exchange Commission, as well as the performance of the independent public accountants, is the responsibility of the Southern Company Audit Committee. The responsibility of the Gulf Power Company Committee in the area of financial reporting and accounting practices is to review financial disclosures made by management portraying the Company's financial condition, results of operations, cash flows, plans, and long-term commitments. To accomplish this, the Committee will review:

     - Significant accounting policies and policy decisions.

     - Quarterly and annual financial statements.

     - Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC, or other regulatory agency.

     - Significant reporting or operational issues that were discussed during the reporting period and determine how they were resolved.

     - Issues on which management sought a second accounting opinion.

     - The letter of management representation given to the independent public accountants in connection with the review of the annual financial statements.

2. Internal Control

     The responsibility of the Committee in the area of internal control in addition to the actions described in section (1) is to:

     - Provide oversight of the internal audit function by:

      - Reviewing audit plans, budgets, and staffing levels.

      - Reviewing audit results.

      - Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

     - Assess the extent to which the planned audit scope of internal auditing and the independent public accountant can be relied on to detect fraud or weaknesses in internal controls.

     - Assess management's response to reported weaknesses or compliance deficiencies.

     - Provide oversight of the Company's Compliance Program by:

      - Reviewing the plans and activities of the Company's Corporate Compliance Officer.

      - Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

      - Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest, and the investigation of misconduct or fraud.

      - Reviewing significant cases of employee conflict of interest, misconduct or fraud.

     - Review the quality assurance practices of the internal auditing function and the independent public accountant.

     - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

     - Review different aspects of the Company's business on a planned basis to ensure a general understanding of operations and functional areas and assess the impact of these operations and functional areas on the internal control environment.

     - Report Committee activities and findings to the Board of Directors and the Southern Company Audit Committee on a regular basis.

     - Review this charter at least annually and recommend appropriate changes.

Approved this 28th day of July 2000.

                                       B-2